Exhibit 99.1

Investor Relations: Raul Jacob (602) 264-1375 southerncopper@southernperu.com.pe www.southerncoppercorp.com

January 31, 2013 - Southern Copper Corporation (NYSE and BVL: SCCO)

•              Year 2012 (“Y2012”) net sales were $6,669.3 million, only 2.2% lower than our Y2011 historical record of $6,818.7 million even though the copper price decreased by 10%. This result was achieved by an increase in sales volumes for copper (+7.1%), silver (+14.6%) and zinc (+3%).

• EBITDA in Y2012 was $3,772.6 million (56.6% margin), only 3.5% lower than the record set in Y2011. EBITDA in the 4Q12 was $894.4 million (54.2% margin).

• Net Income in Y2012, excluding the one-time payment of $316 million court ordered legal fees, was $2,250.8 million (33.7% of sales) and including this extraordinary payment, $1,934.6 million (29.0% of sales). Net income in 4Q12 was $531.8 million (32.2% of sales) only 1% lower than net income of $537.0 million in the 4Q11.

• Copper mine production increased by 50,188 tons or 8.5% in Y2012 compared with Y2011, due to better ore grades and recoveries at all of our mines.  This allowed us to obtain a total copper production of 651,801 tons in Y2012, 11,801 tons higher than our 2012 goal of 640,000 tons. Y2012 includes a copper production record of 200,070 tons at our Buenavista mine, a 13.3% increase in Cuajone mine production, as a result of the variable cut-off grade project start-up, and a record molybdenum production at our La Caridad mine of 10,968 tons. Silver and zinc production, two of our three major by-products, also increased by 7.2%, and 7.3%, respectively, in Y2012 over Y2011.

• Operating cash cost per pound of copper before by-product credits was $1.796 per pound in Y2012, compared with $1.759 per pound in Y2011, an increase of 2.1%, mainly due to increases in fuel and power cost.  Operating cash cost per pound, net of by-product credits was $0.713 in Y2012, compared to $0.517 in Y2011 largely as a result of lower prices for our major by-products.

• Capital expenditures were a record $1,051.9 million for Y2012, 71.6% higher than our prior record set in Y2011, and represents 54.4% of net income.  The increase reflects our strong commitment to the expansion programs to develop the full growth potential of Southern Copper. In 2013, we will continue our investment program to increase copper production capacity by approximately 84% from 640,000 tons to 1,175,000 tons by 2017.

• Financing. On November 8, 2012, the Company issued $1.5 billion in fixed-rate senior unsecured notes.  The notes were issued in two tranches, $300 million due in 2022 at an annual interest rate of 3.5% and $1.2 billion due in 2042 at an annual interest rate of 5.25%.  Proceeds will be used for our investment program.  These interest rates are the lowest obtained by a Latin-American issuer for 10 and 30 years with a rating of BBB. In addition, the debt profile (approximately 23 years) is the longest of the world mining industry. We believe these results show, once again, the market recognition of our solid operations, financial fundamentals, leadership in cost control and, our commitment to maintain a flexible and strong financial position.

FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

• Credit risk rating. On December 3, 2012 Fitch’s upgraded the Company’s unsecured debt ratings from BBB to BBB+.  Additionally, Standards & Poor’s Ratings Services and Moody’s Investor Services aligned and confirmed SCC debt rating by assigning ‘BBB’ and Baa2, respectively, on the new notes issued.

• Peru Labor Negotiations. We have been conducting negotiations with eight Peruvian unions whose collective bargaining agreements expired in 2012. In January 2013, we signed a three year agreement with three unions which includes, among other things, annual salaries increases of 6%, 5% and 5% for each of the three years, respectively.  We are confident that we will reach a satisfactory agreement with the remaining workers’ unions in the coming days.

• On January 24, 2013, the Board of Directors authorized a dividend of $0.24 per share payable on February 26, 2013, to shareholders of record at the close of business on February 13, 2013.

Commenting on the Company’s results, Mr. German Larrea, Chairman of the Board, said “Once again the Company’s strong financial position and market preference was evidenced by the excellent terms obtained for our new debt offering. Y2012 was another successful year for our Company. This was achieved despite a 10% lower copper price and lower prices for our three major by-products.  The Buenavista mine, which benefited from a productive work environment, reached a new production record of 200,070 tons.  In Y2012, we invested $1,051.9 million in capital programs. I believe our commitment to growth will continue to benefit the Company, investors, neighboring communities and the countries in which we operate.”

	Fourth Quarter				Twelve Months

	2012	2011	Variance		2012	2011	Variance

			$	%			$	%

	(in millions except per share amount and %s)
Sales	$1,651.1	$1,669.3	$ (18.2)	(1.1)%	$6,669.3	$6,818.7	$(149.4)	(2.2)%
Cost of sales	708.6	653.0	56.6	8.5%	2,769.3	2,763.2	6.1	0.2%
Operating income	812.6	901.9	(89.3)	(9.9)%	3,425.1	3,625.4	(200.3)	(5.5)%
EBITDA[1]	894.4	965.2	(70.8)	(7.3)%	3,772.6	3,909.5	(136.9)	(3.5)%
EBITDA margin	54.2%	57.8%	(3.6)pp	(6.3)%	56.6%	57.3%	(0.7)pp	(1.2)%
Legal fees AMC	-	-	-	-	316.2	-	316.2	100.0%
Net income	$ 531.8	$ 537.0	$ (5.2)	(1.0)%	$1,934.6	$2,336.4	$ (401.8)	(17.2)%
Net income margin	32.2%	32.2%	-	-	29.0%	34.3%	(5.3)pp	(15.3)%
Income per share	$ 0.63	$ 0.63	-	-	$ 2.28	$ 2.73	$ (0.45)	(16.6)%
Capital expenditures	$ 386.0	$ 275.9	$ 110.1	39.9%	$1,051.9	$ 612.9	$ 439.0	71.6%
Exploration	$ 14.1	$ 12.5	$ 1.6	12.8%	$ 47.9	$ 37.5	$ 10.4	27.7%

http://www.southerncoppercorp.com/ENG/invrel/Pages/PGEbitda.aspx

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FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

Capital Expenditures

Capital expenditures were a record of $1,051.9 million for Y2012, 71.6% higher than Y2011. The increase reflects our strong commitment to the Company expansion programs at Buenavista and other properties.  In Y2012 $615.6 million was invested in our Buenavista projects.  In 2013 we will continue our investment program to increase copper production capacity by approximately 84% by 2017, from 640,000 tons to 1,175,000 tons.

Buenavista Projects. - We continue the development of our $2.8 billion investment program at this unit which will allow us to increase its copper production capacity by approximately 170% from 180,000 tons to 488,000 tons by 2015. The table below contains a summary of the program details:

Buenavista project	Overall progress	Estimated start-up
New concentrator with molybdenum circuit	36.1%	1H15
Mine equipment 2011-2015	51.6%
SXEW III	38.5%	1H14
Quebalix III	99.7%	1Q13
Molybdenum plant for the current concentrator	87.1%	1Q13

The new concentrator with molybdenum circuit project includes a new concentrator with an estimated annual production capacity of 188,000 tons of copper and a 1,850 tons capacity molybdenum plant. The project will also produce annually 2.3 million ounces of silver and 21,000 ounces of gold. The total capital budget of the project is $1,383.6 million.

Regarding mine equipment, through December 31, 2012, we have received 2 of 8 shovels, 37 of 56 trucks and the 7 of 8 drills and all received units are currently in operation. The total capital budget of the project is $504.8 million.

The SXEW III Project, is moving forward.  Plant equipment from Tia Maria has been installed in Mexico and will allow us to increase the annual plant capacity from 88,000 tons to 120,000 tons. The total capital budget of the project is $444.0 million.

The final testing of the Quebalix III project concluded in January 2013, and the project will start operations in February.  This project consists of a crushing, conveying and spreading system that improves the SXEW copper production by increasing recovery and reducing hauling cost and the required time to extract copper from mineral. The total capital budget of the project is $75.6 million.

Regarding the construction of a new molybdenum plant for the current concentrator, the final testing of the plant will start by the end of the 1Q13.  The plant is expected to have an average annual production of 2,000 tons of molybdenum. The total capital budget of the project is $38.2 million.

Angangueo.- the project is moving forward as scheduled to develop this underground polymetallic deposit in Michoacan, Mexico.  After a recent evaluation of Angangueo’s resources, we are increasing the milling capacity of the project from 1,200 tons per day to 2,000 tons per day.  Therefore, our Board of Directors approved a total budget increase of $43.7 million, from $131 million to $174.7 million. The revised production plan indicates that Angangueo will have an average annual metal content production of 10,400 tons of copper and 7,000 tons of zinc in the first seven years of production. The project is scheduled to begin production in the first half of 2015.

Toquepala Projects.-  Through December 31, 2012, we have spent $231.8 million.  These expenditures include the initial construction work to build a new crusher and a conveyor belt system to replace current rail haulage and other operating cost, which will allow for future savings.

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FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

Cuajone Projects.- Through December 31, 2012, we have spent $136.6 million on two projects to increase productivity for this unit production: the Variable Cut-off Ore Grade project and the HPGR project.  Current production is showing the initial benefits of the variable cut-off project. We expect that both projects will be at full capacity by the 2H13.

Tantahuatay.- This mine, in which we hold a 44.2% interest, is located in Cajamarca, in northern Peru.  In Y2012, we have recognized $48.7 million in earnings (see caption Equity earnings of affiliate, on our Statement of Earnings) for our share of the net income of the mine.

Conference Call

The Company’s fourth quarter earnings conference call will be held on Friday, February 1, 2013, beginning at 11:30 A.M. – EST (11:30 A.M. Lima and 10:30 A.M. Mexico City).

To participate:

Dial-in number:	888-424-8151 in the U.S.
847-585-4422 outside the U.S.
Raul Jacob, Chief Financial Officer – Peruvian Operations and Investor Relations
Conference ID:	9063874 and “Southern Copper Fourth Quarter Earnings Results”

4Q12 www.southerncoppercorp.com	Page 4 of 9

FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

Average Metal Prices

	LME Copper ($/lb.)	COMEX Copper ($/lb.)	Molybdenum ($/lb.)	Zinc ($/lb.)	Silver ($/oz.)	Gold ($/oz.)
1Q 2012	3.77	3.78	14.10	0.92	32.69	1,690.84
2Q 2012	3.57	3.55	13.65	0.87	29.45	1,610.76
3Q 2012	3.50	3.53	11.67	0.86	30.05	1,654.80
4Q 2012	3.59	3.60	11.05	0.89	32.56	1,718.89
Average 2012	3.61	3.61	12.62	0.88	31.19	1,668.82

1Q 2011	4.38	4.39	17.17	1.09	31.74	1,384.38
2Q 2011	4.15	4.16	16.50	1.02	38.42	1,504.30
3Q 2011	4.08	4.07	14.44	1.01	38.76	1,700.16
4Q 2011	3.40	3.41	13.20	0.86	31.81	1,685.50
Average 2011	4.00	4.01	15.33	0.99	35.18	1,568.58

Variance: 4Q12 vs. 3Q12	2.6%	2.0%	(5.3)%	3.5%	8.4%	3.9%
Variance: 4Q12 vs. 4Q11	5.6%	5.6%	(16.3)%	3.5%	2.4%	2.0%
Variance 2012 vs. 2011	(9.8)%	(10.0)%	(17.7)%	(11.1)%	(11.3)%	6.4%

Source:  Silver – COMEX; Gold and Zinc – LME; Molybdenum – Metals Week Dealer Oxide

Production and Sales

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	%	2012	2011	%
Copper (tons)
Mined	163,799	161,367	1.5%	637,679	587,491	8.5%
3rd party concentrate	1,290	8,383	(84.6)%	14,122	51,319	(72.5)%
Total production	165,089	169,750	(2.7)%	651,801	638,810	2.0%
Smelted	148,434	162,541	(8.7)%	558,998	569,492	(1.8)%
Refined & Rod	169,558	183,485	(7.6)%	671,294	677,289	(0.9)%
Sales	161,309	161,996	(0.4)%	641,664	598,953	7.1%

Molybdenum (tons)
Mined	4,526	5,008	(9.6)%	18,297	18,570	(1.5)%
Sales	4,502	5,008	(10.1)%	18,220	18,635	(2.2)%

Zinc (tons)
Mined	23,298	20,909	11.4%	89,884	83,807	7.3%
Refined	26,102	22,846	14.3%	93,542	90,869	2.9%
Sales	26,525	22,381	18.5%	93,392	90,664	3.0%

Silver (000s ounces)
Mined	3,383	3,369	0.4%	13,644	12,731	7.2%
Refined	3,405	3,435	(0.9)%	13,867	12,590	10.1%
Sales	3,857	3,974	(2.9)%	16,232	14,161	14.6%

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FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2012	2011	VAR %	2012	2011	VAR %
	(in millions, except per share amount)

Net sales:	$1,651.1	$1,669.3	(1.1)%	$6,669.3	$6,818.7	(2.2)%
Operating cost and expenses:
Cost of sales (exclusive of depreciation, amortization, and depletion shown separately below)	708.6	653.0	8.5%	2,769.3	2,763.2	0.2%
Selling, general and administrative	26.7	29.8	(10.4)%	101.3	104.5	(3.1)%
Depreciation, amortization and depletion	89.1	72.1	23.6%	325.7	288.1	13.1%
Exploration	14.1	12.5	12.8%	47.9	37.5	27.7%
Total operating costs and expenses	838.5	767.4	9.3%	3,244.2	3,193.3	1.6%

Operating income	812.6	901.9	(9.9)%	3,425.1	3,625.4	(5.5)%

Interest expense, net of capitalized interest	(54.3)	(46.2)	17.5%	(172.4)	(186.5)	(7.6)%
Legal fees related to AMC damage award	-	-	-	316.2	-	100.0%
Other income (expense)	(7.3)	(8.8)	(17.0)%	21.8	(4.0)	645.0%
Interest income	4.0	3.9	2.6%	15.2	13.7	10.9%
Income before income tax	755.0	850.8	(11.3)%	2,973.5	3,448.6	(13.8)%
Income taxes	232.3	311.8	(25.5)%	1,080.9	1,104.3	(2.1)%
Net income before equity earnings of affiliate	522.7	539.0	(3.0)%	1,892.6	2,344.3	(19.3)%
Equity earnings of affiliate	10.5	-	100.0%	48.7	-	100.0%
Net Income	533.2	539.0	(1.1)%	1,941.3	2,344.3	(17.2)%

Less: Net income attributable to non-controlling interest	1.4	2.0	(30.0)%	6.7	7.9	(15.2)%

Net Income attributable to SCC	$531.8	$537.0	(1.0)%	$1,934.6	$2,336.4	(17.2)%
Per common share amounts (*):
Net income attributable to SCC common shareholders – basic and diluted	$0.63	$0.63	-	$2.28	$2.73	(16.6)%
Dividends paid	$2.75	$0.69	297.0%	$4.06	$2.43	66.6%

Weighted average shares outstanding (Basic and diluted)	845.6	850.0		848.3	854.6

(*) Number of shares and per share amounts have been retroactively adjusted in the financial statements to reflect the effect of the 9.0 million shares paid as stock dividend on February 28, 2012.

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FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$2,459.5	$848.1
Short-term investments	134.3	522.0
Accounts receivable	752.0	883.6
Inventories	682.7	636.0
Other current assets	259.4	195.7
Total current assets	4,287.9	3,085.4

Property, net	5,156.7	4,429.9
Related parties receivable	184.0	-
Leachable material, net	262.8	128.8
Intangible assets, net	109.3	110.4
Deferred income tax	205.9	145.3
Other assets	177.1	162.9
Total assets	$ 10,383.7	$8,062.7

LIABILITIES
Current liabilities:
Current portion of long-term debt	$ 10.0	$ 10.0
Accounts payable	475.5	443.1
Income taxes	12.2	182.5
Deferred income taxes	-	39.9
Accrued workers’ participation	266.6	245.1
Other accrued liabilities	92.8	72.3
Total current liabilities	857.1	992.9

Long-term debt	4,203.9	2,735.7
Deferred income taxes	141.4	125.2
Other liabilities	274.0	110.6
Asset retirement obligation	118.2	62.0
Total non-current liabilities	4,737.5	3,033.5

EQUITY
Stockholders’ equity:
Common stock	1,537.8	1,048.2
Treasury stock	(918.8)	(897.8)
Accumulated comprehensive income	4,146.1	3,864.9
Total stockholders’ equity	4,765.1	4,015.3
Non-controlling interest	24.0	21.0
Total equity	4,789.1	4,036.3

Total Liabilities and equity	$10,383.7	$8,062.7

As of December 31, 2012 and 2011 there were 846.0 million, 850.0 million shares outstanding, respectively.

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FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

Southern Copper Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
	(in millions)

OPERATING ACTIVITIES
Net income	$533.2	$539.0	$1,941.4	$2,344.4
Depreciation, amortization and depletion	89.1	72.1	325.7	288.1
Payment of legal fees related to damage award	(316.2)	-	(316.2)	-
Cash used for operating assets and liabilities	(67.2)	(94.4)	3.2	(411.8)
Other, net	0.1	(32.6)	44.5	(140.7)
Net cash provided from operating activities	239.0	484.1	1,998.6	2,080.0

INVESTING ACTIVITIES
Capital expenditures	(386.0)	(275.9)	(1,051.9)	(612.9)
Sale (purchase) of short-term investment, net	245.4	10.1	387.7	(449.5)
Other, net	(22.5)	(6.5)	1.0	(30.5)
Net cash used for investing activities	(163.1)	(272.3)	(663.2)	(1,092.9)

FINANCING ACTIVITIES
Debt incurred (repaid), net	1,472.5	(5.0)	1,467.5	(15.3)
AMC damage award	2,108.2	-	2,108.2	-
Dividends paid	(2,326.1)	(588.7)	(3,140.0)	(2,080.4)
Distributions to non-controlling interest	(1.3)	(1.9)	(3.6)	(6.9)
SCC common shares buyback	(15.0)	(15.3)	(147.1)	(273.6)
Other	(7.4)	0.1	(6.9)	1.2
Net cash used for financing activities	1,230.9	(610.8)	278.1	(2,375.0)

Effect of exchange rate changes on cash	(5.1)	4.0	(2.1)	43.4

Increase (decrease) in cash and cash equivalents	$1,301.7	$ (395.0)	$1,611.4	$(1,344.5)

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FOURTH QUARTER AND 2012 RESULTS	SOUTHERN COPPER

Company Profile

Southern Copper Corporation is one of the largest integrated copper producers in the world and we believe we currently have the largest copper reserves in the industry.  The Company is a NYSE and Lima Stock Exchange listed company that is 81.3% owned by Grupo Mexico, a Mexican company listed on the Mexican stock exchange.  The remaining 18.7% ownership interest is held by the international investment community.  The Company operates mining units and metallurgical facilities in Mexico and Peru and conducts exploration activities in Argentina, Chile, Ecuador, Mexico and Peru.

SCC Corporate Address

USA

1440 E Missouri Ave, Suite 160

Phoenix, AZ 85014, U. S. A.

Phone: (602) 264-1375

Fax: (602) 264-1397

Mexico

Campos Eliseos N° 400

Colonia Lomas de Chapultepec

Delegación Miguel Hidalgo

C.P. 11000 - MEXICO

Phone: (5255) 1103-5000

Fax: (5255) 1103-5567

Peru

Av. Caminos del Inca 171

Urb. Chacarilla del Estanque

Santiago de Surco

Lima 33 – PERU

Phone: (511) 512-0440

Fax: (511) 512-0492

###

This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  In addition to the risks and uncertainties noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made.  These factors include those listed in the Company’s most recently filed quarterly reports on Form 10-Q and annual report on Form 10-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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